                                                                  EXHIBIT 10.32
                              EMPLOYMENT AGREEMENT


    This Employment Agreement ("Agreement") is entered into as of March 1, 1998 between Image Guided Technologies, Inc., a Colorado corporation (the "Company"), and William O'Connor ("O'Connor").

    In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

    1. EMPLOYMENT. The Company hereby employs O'Connor in the capacity of Vice President and Chief Operating Officer of the Company's Boulder and Springfield operations. O'Connor accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Chairman of the Board, the President or the Board of Directors.

    2. TERM. Subject to earlier termination as provided in Section 5, the employment hereunder shall be for a period of one year, commencing on March 1, 1998 (the "Commencement Date") and ending on February 28, 1999 and shall automatically be renewed on the same terms and conditions for two additional one-year periods unless either party notifies the other at least 90 days prior to the expiration of the initial term or the first renewal term, as the case may be, not to renew the Agreement (i.e., unless earlier terminated, the initial term and the two renewal terms will end on February 28, 2001). O'Connor's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company.

    3. COMPENSATION AND BENEFITS.

       3.1. SALARY. For the performance of O'Connor's duties hereunder, the Company shall pay O'Connor an annual salary of $135,000, payable (less required withholdings) no less frequently than twice monthly.

       3.2. BENEFITS. O'Connor shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time.

       3.3. REIMBURSEMENT OF EXPENSES. O'Connor shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by O'Connor in connection with and reasonably related to the furtherance of the Company's business.

       3.4. OPTIONS. Notwithstanding anything to the contrary set forth in any of his stock option agreements, if O'Connor is entitled to severance pursuant to Section 5.2(b)(ii) below and if such severance is paid over a period of time rather than in one lump sum, then

O'Connor's options will continue to vest over the one year severance period and any vested options will remain exercisable during such severance period (but not thereafter) despite earlier termination of his employment. Such options, however, remain subject to the terms and provisions of the stock option plans pursuant to which they were granted including those provisions with respect to termination in the event of a merger or sale of assets or dissolution or liquidation of the Company.

    4. CHANGE OF CONTROL. In the event of a Change of Control of the Company (as defined below), all options then granted to O'Connor which are unvested at the date of the Change of Control will be immediately vested. In addition, in the event of a termination of O'Connor's employment during the term hereof for any reason (other than as set forth in Section 5.1(f)) following a Change of Control, the Company will promptly pay O'Connor, in addition to the amounts required under Section 5.2(a), severance in accordance with Section 5.2(b) below.

    As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

    (a) Upon the consummation, in one transaction or a series of related transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as well as immediately exercisable voting power) representing effective control of the Company to a person or group of related persons who, on the date of this Agreement, is not affiliated (within the meaning of the Securities Act of 1933) with the Company, whether such sale or transfer results from a tender offer or otherwise; or

    (b) Upon the consummation of a merger or consolidation in which the Company is a constituent corporation and in which the Company's shareholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than a majority of the voting power of the Company or any such surviving or new corporation; or

    (c) Upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all its assets to any person or group of related persons.

    5. TERMINATION.

       5.1. TERMINATION EVENTS. The employment hereunder will terminate upon the occurrence of any of the following events ("Termination Event"):

       (a) O'Connor dies;

       (b) The Company, by written notice to O'Connor or his personal representative, discharges O'Connor due to the inability to perform the duties assigned to him hereunder for a continuous period exceeding 90 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician; provided, however, that prior to discharging O'Connor due to such disability, the Company shall give a written statement of findings to O'Connor or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and O'Connor shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

       (c) O'Connor is discharged by the Board of Directors of the Company for cause. As used in this Agreement, the term "cause" shall mean:

            (i) O'Connor's conviction of (or pleading guilty or nolo contendere to) a felony or any misdemeanor involving dishonesty or moral turpitude; or

            (ii) (a) The willful and continued failure of O'Connor to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after a demand for substantial performance is requested by the Company's Board of Directors, which specifically identifies the manner in which it is claimed O'Connor has not substantially performed his duties, or (b) O'Connor is willfully engaged in misconduct which has a direct and material adverse monetary affect on the Company. For purposes of this subpart (ii) no act or failure to act on O'Connor's part shall be considered "willful" unless done, or omitted to be done, by O'Connor not in good faith and without reasonable belief that O'Connor's action or omission was in the best interest of the Company. No termination shall be effected for cause pursuant to this subpart (ii) unless O'Connor has been provided with specific information as to the acts or omissions which form the basis of the allegation of cause, and O'Connor has had an opportunity to be heard, with counsel if he so desired, before the Board of Directors and such Board determines in good faith that O'Connor was guilty of conduct constituting "cause" as herein defined, specifying the particulars thereof in detail;

       (d) O'Connor is discharged by the Board of Directors of the Company without cause, which the Company may do at any time upon notice to O'Connor, or if the Agreement is not renewed by the Company at the end of the initial term or the first renewal term as provided in Section 2;

       (e) O'Connor voluntarily terminates his employment due to either (i) a default by the Company in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from O'Connor; or

       (f) O'Connor voluntarily terminates his employment for any reason other than the Company's default or an Adverse Change in Duties, which O'Connor may do at any time with at least 30 days advance notice, or if the Agreement is not renewed by O'Connor at the end of the initial term or the first renewal term as provided in Section 2.

    As used herein, "Adverse Change in Duties" means an action or series of actions taken by the Company, without O'Connor's prior written consent, which results in:

            (1) A change in O'Connor's reporting responsibilities, titles, job responsibilities or offices which, in O'Connor's reasonable judgment, results in a diminution of his status, control or authority; or

            (2) The assignment to O'Connor of any positions, duties or responsibilities which, in O'Connor's reasonable judgment, are inconsistent with O'Connor's positions, duties and responsibilities or status with the Company; or

            (3) A requirement by the Company that O'Connor be based or perform his duties anywhere other than (i) at the Company's corporate office location on the date of this Agreement, or (ii) if the Company's corporate office location is moved after the date of this Agreement, at a new location that is no more than 60 miles from such prior location.

       5.2. EFFECTS OF TERMINATION.

            (a) Upon termination of O'Connor's employment hereunder for any reason, the Company will promptly pay O'Connor all compensation owed to O'Connor and unpaid through the date of termination (including, without limitation, salary and employee expense reimbursements).

            (b) In addition, if O'Connor's employment is terminated under
Section 4 or under Sections 5.1(a), (b), (d) or (e), the Company shall also pay O'Connor:

                (i) If such termination is within the first three months of employment, O'Connor is not entitled to any severance.

                (ii) If such termination is after the first three months of employment, the Company shall pay O'Connor severance equal to 12 times his then monthly salary; such severance to be paid, at the Company's option, in one lump sum or at his then monthly salary commencing on the next month following his last day of employment for 12 consecutive months (E.G., at his current monthly salary of $11,250.00, the severance will be $135,000.00). In addition, as long as O'Connor does not have other medical insurance, the Company will pay O'Connor's medical insurance for the 18-month COBRA election period.

            (a) Upon termination of O'Connor's employment hereunder for any reason, O'Connor agrees that for the twelve (12) month period following the Termination Event:

                (i) O'Connor will not directly or indirectly, whether for his own account or as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise which is involved in the design, development or marketing of optical localizers or image guided surgical instruments unless he obtains the prior written consent of the Board of Directors.

               (ii) O'Connor will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

                (iii) O'Connor will not induce or attempt to induce any customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation and the Company.

    O'Connor acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding O'Connor from continuing to engage in such breach.

    If any restriction set forth in this paragraph is held to be unreasonable, then O'Connor and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

    6. GENERAL PROVISIONS.

       6.1. ASSIGNMENT. O'Connor may not assign or delegate any of his rights or obligations under this Agreement.

       6.2. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

       6.3. MODIFICATIONS. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

       6.4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and O'Connor and O'Connor's legal representatives and heirs.

       6.5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of Colorado.

       6.6. SEVERABILITY. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

       6.7. FURTHER ASSURANCES; COMMITTEES OF BOARD. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement. The term "Board of Directors" shall include any committee of the Board.

       6.8. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to 5710-B Flatiron Parkway, Boulder, CO 80301, and in the case of O'Connor, to the address shown for O'Connor on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

       6.9. NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision or any other provision of this Agreement.

       6.10. LEGAL FEES AND EXPENSES. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute.

       6.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Company and O'Connor have executed this Agreement effective as of the date first above written.


COMPANY                                O'CONNOR

Image Guided Technologies, Inc.




By:
   --------------------------          ------------------------------
   Paul L. Ray                         William O'Connor
   President                           Address:
                                               ----------------------
                                       ------------------------------
                                       ------------------------------

Date of Execution:                     Date of Execution:
                  -----------                            -----------